                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 18, 2003

                            Kimco Realty Corporation

               (Exact Name of Registrant as Specified in Charter)

            Maryland                   1-10899               13-2744380
-------------------------------      -----------          --------------------
(State or Other Jurisdiction of      (Commission          (I.R.S. Employer
 Incorporation)                      File Number)          Identification No.)

                             3333 New Hyde Park Road
                       New Hyde Park, New York 11042-0020

                    (Address of Principal Executive Offices)
                              --------------------

                                 (516) 869-9000

              (Registrant's telephone number, including area code)
                              --------------------

     ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

            On June 18, 2003, Kimco Realty Corporation ("Kimco") and Mid-Atlantic Realty Trust ("MART") announced that the two companies have entered into a definitive merger agreement (the "Merger Agreement"). Under the terms of the Merger Agreement, which was unanimously approved by the Boards of both companies, Kimco will acquire all of the outstanding shares of MART for $21.00 per share in a cash transaction in which MART will merge with and into a Kimco subsidiary.

            Attached and incorporated by reference as Exhibit 99.1 and Exhibit 99.2, respectively, are copies of (1) a press release of Kimco and Mart announcing the signing of a definitive agreement to merge the two companies and
(2) the agreement and plan of merger among Kimco Realty Corporation, Kimco Acquisition Real Estate Investment Trust and Mid-Atlantic Realty Trust.

                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 20, 2003           KIMCO REALTY CORPORATION
                               (registrant)


                               By:  /s/ Michael V. Pappagallo
                                    ---------------------------------
                               Name: Michael V. Pappagallo
                               Its: Vice President and Chief Financial Officer

                               EXHIBIT INDEX

EXHIBIT NO.     DOCUMENT DESCRIPTION

99.1 Press release dated June 18, 2003 announcing the signing of a definitive agreement to merge Kimco Realty Corporation and Mid-Atlantic Realty Trust.

99.2 The agreement and plan of merger among Kimco Realty Corporation, Kimco Acquisition Real Estate Investment Trust and Mid-Atlantic Realty Trust.